UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2026

10x Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39035	45-5614458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6230 Stoneridge Mall Road
Pleasanton, California 94588
(925) 401-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	TXG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2026, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of 10x Genomics, Inc. (the “Company”) appointed Ansuman Satpathy and Joseph Gilliam to the Board of Directors as Class III directors effective immediately, each with a term expiring at the Company's 2028 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.
Dr. Satpathy has served as Associate Professor of Pathology and Immunology at Stanford University since April 2024 and a venture partner at Wing Venture Capital since November 2021. He has been director of the Stanford Center for Immunotherapy Design since April 2024, co-director of the Parker Institute for Cancer Immunotherapy at Stanford University since April 2024, and co-director of the Immunotherapy Program in the Stanford Cancer Institute since April 2024. He previously served as an Assistant Professor at Stanford University from July 2019 through April 2024. Dr. Satpathy is a co-founder of four private life sciences companies focused on data-driven and AI-enabled approaches to drug discovery in oncology and immunology – Immunai, Cartography Biosciences, Santa Ana Bio and Arpelos Biosciences – and serves on the boards of a number of private life sciences companies. He was a scientific advisor to 10x prior to joining the Company's Board of Directors. Dr. Satpathy earned a B.S. in Molecular Biology and a B.A. in Philosophy from the University of Illinois, an M.D. and Ph.D. in Immunology from Washington University in St. Louis and completed his clinical residency and postdoctoral training in Genetics at Stanford University.
Mr. Gilliam has served as President and Chief Operating Officer of Glaukos Corporation since April 2022. Previously, he served as Glaukos’s Chief Financial Officer and Senior Vice President, Corporate Development from May 2017 to April 2022. From 2013 to May 2017, he was a Managing Director in the Healthcare Investment Banking group at JPMorgan Chase & Co. From 2000 to 2013, Mr. Gilliam held positions of increasing responsibility at JPMorgan Chase & Co. and its predecessor organizations The Beacon Group and Chase Manhattan, with experience spanning mergers and acquisitions, primary and secondary public equity offerings, bank lending, bond offerings and other transactions. He started his career at PricewaterhouseCoopers LLP. Mr. Gilliam currently sits on the board of directors of Caris Life Sciences, where he also serves on the audit and compensation committees. Mr. Gilliam has a B.S. in accounting from the Kelly School of Business at Indiana University.
The Company believes Dr. Satpathy is qualified to serve on the Board of Directors because of his extensive scientific and academic training, his deep expertise in genomics, immunology and data-driven approaches to drug discovery and his experience as a co-founder, director and investor in life sciences companies. The Company believes that Mr. Gilliam is qualified to serve on the Board of Directors because of his senior management and financial leadership experience at a publicly traded medical technology company, his extensive background in healthcare investment banking and accounting and his public company board and audit committee experience.
Dr. Satpathy and Mr. Gilliam will receive compensation as a non–employee director in accordance with the Company’s Non–Employee Director Compensation Policy, which provides that each will receive:
•an annual cash retainer of $60,000 for his service on the Board of Directors;
•a one-time grant of restricted stock units having a target value equal to $400,000 to be granted on November 30, 2026, which will vest as to one third of such grant on February 21, 2028 and thereafter in equal quarterly installments for the following two years, subject to his continued service through each vesting date; and
•an annual grant of restricted stock units having a target value equal to $215,000 to be granted on the date of the Company's annual meeting of stockholders, which will vest as to one fourth of such grant on the first to occur, on or following the date of the annual meeting on which such annual award is granted, of February 21, May 21, August 21 or November 21 following the date of such annual meeting and thereafter in equal quarterly installments, subject to his continued service through each vesting date.
In accordance with the Company's Non-Employee Director Compensation Policy, Dr. Satpathy and Mr. Gilliam each shall also be eligible to receive certain additional annual cash retainers in the event he serves as a member or chair of one or more committees of the Board of Directors. On October 30, 2026, Mr. Gilliam was appointed Chair of the Audit Committee of the Board of Directors, for which he shall receive an annual retainer of $25,000 (prorated as necessary).
On December 13, 2024, Dr. Satpathy entered into a scientific advisor agreement with the Company (the "Scientific Advisor Agreement"), pursuant to which Dr. Satpathy provided advice and assistance to the Company on scientific and strategic matters. As compensation for these services, the Company granted Dr. Satpathy 10,000 restricted stock units. The agreement was terminated in October 2026 prior to Dr. Satpathy's appointment to the Company's Board of Directors.

Each of Dr. Satpathy and Mr. Gilliam, in connection with his appointment to the Board of Directors, has entered into the Company’s standard indemnification agreement, the form of which has been filed as Exhibit 10.17 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-233361) filed with the Securities and Exchange Commission on September 3, 2019.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

10x Genomics, Inc.

	By:	/s/ Randy Wu
	Name:	Randy Wu
	Title:	General Counsel and Secretary

Date: November 2, 2026